INTERGRAPH CORPORATION AND SUBSIDIARIES

          EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT


                                   State or Other   Percentage of Voting
                                   Jurisdiction of  Securities Owned by
Name                                Incorporaton          Parent
---------------------------------- ---------------  --------------------
Bentley Systems, Inc.                  Delaware              50
Bestinfo, Inc.                         Delaware             100
Intergraph Asia Pacific, Inc.          Delaware             100
Intergraph China, Inc.                 Delaware             100
Intergraph European                    Delaware             100
  Manufacturing, L.L.C.
InterCAP Graphics Systems,Inc          Delaware             100
Intergraph (Italia) L.L.C.             Delaware             100
Intergraph (Middle East),L.L.C.        Delaware             100
Intergraph Benelux B.V.                The Netherlands      100
Intergraph CAD/CAM (Danmark) A/S       Denmark              100
Intergraph CR s.r.o.                   Czech Republic       100
Intergraph (Deutschland) GmbH          Germany              100
Intergraph Espana, S.A.                Spain                100
Intergraph Europe (POLSKA) s.p.z.o.o   Poland               100
Intergraph Finland Oy                  Finland              100
Intergraph (France) SA                 France               100
Intergraph GmbH (Osterreich)           Austria              100
Intergraph (Hellas) S.A.               Greece               100
Intergraph Hungary, Ltd.               Hungary              100
Intergraph Ireland, Ltd.               Ireland              100
Intergraph Norge A/S                   Norway               100
Intergraph (Portugal) Sistemas         Portugal             100
  de Computacao Grafica, S.A.
Intergraph SR s.r.o.                   Slovac Republic      100
Intergraph (Sverige) AB                Sweden               100
Intergraph (Switzerland) A.G.          Switzerland          100
Intergraph (UK), Ltd.                  United Kingdom       100
Intergraph Computer (Shenzhen)         China                100
  Co. Ltd.
Intergraph Corporation (N.Z.) Limited  New Zealand          100
Intergraph Corporation Pty.,Ltd.       Australia            100
Intergraph Corporation Taiwan          Taiwan, R.O.C.       100
Intergraph Hong Kong Limited           Hong Kong            100
Intergraph Japan K.K.                  Japan                100
Intergraph Korea, Ltd.                 Korea                100
Intergraph Public Safety Pty., Ltd.    Australia            100
Intergraph Systems (Malaysia) Sdn Bhd  Malaysia             100
Intergraph Systems Singapore Pte Ltd.  Singapore            100
Intergraph Computer Services           Turkey                97
  Industry & Trade, A.S.
Intergraph Saudi Arabia Ltd.           Saudi Arabia          75
Intergraph Canada, Ltd.                Canada               100
Intergraph de Mexico, S.A. de C.V.     Mexico               100
Intergraph Servicios de                Venezuela            100
  Venezuela C.A.
Intergraph (India) Pvt. Ltd.           India                100
Intergraph Electronics Ltd.            Israel               100
VeriBest, Inc.                         Delaware             100